Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com
News Release

LASALLE HOTEL PROPERTIES ANNOUNCES THE REDEMPTION OF 7.5% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES AND 8% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES

BETHESDA, MD, April 19, 2012 — LaSalle Hotel Properties (NYSE:LHO) today provided notice to the holders of its 7.5% Series D Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”) and 8% Series E Cumulative Redeemable Preferred Shares (the “Series E Preferred Shares”) of the redemption of those shares. The cash redemption price for the Series D Preferred Shares and Series E Preferred Shares is $25.00 per share, plus accrued and unpaid dividends through the redemption date.

The redemption date will be May 21, 2012. After the redemption date, dividends on the Series D Preferred Shares and Series E Preferred Shares will cease to accrue. Payment of the redemption price will be made only upon presentation and surrender of certificates representing the Series D Preferred Shares and Series E Preferred Shares to Wells Fargo Bank, N.A., the Company’s transfer agent, during its normal business hours at the address specified in the Notice of Redemption.

The Notice of Redemption and related materials were mailed today to holders of record of the Series D Preferred Shares and Series E Preferred Shares. Questions relating to the Notice of Redemption and related materials should be directed to Wells Fargo Bank, N.A., at 1-877-262-8260.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 38 upscale full-service hotels, totaling approximately 10,200 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the redemption of the Series D Preferred Shares and Series E Preferred Shares. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties - (301) 941-1500

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www.lasallehotels.com.